EXHIBIT 24

POWER OF ATTORNEY

PepsiCo, Inc. ("PepsiCo") and each of the undersigned, an officer or director, or both, of PepsiCo, do hereby appoint David R. Andrews and Thomas H. Tamoney, Jr. and each of them severally, its, his or her true and lawful attorney-in-fact to execute on behalf of PepsiCo and the undersigned the following document and any and all amendments thereto (including post-effective amendments):

Form S-8 Registration Statement required to be filed by PepsiCo and any of its subsidiaries for The PepsiCo Share Award Plan;

and to file the same, with all exhibits thereto and other documents in connection therewith, and each of such attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned has executed this instrument on May 1, 2002

	By:	PepsiCo, Inc. /s/ David R. Andrews David R. Andrews Senior Vice President, Government Affairs General Counsel and Secretary
/s/ Steven S Reinemund		/s/ Arthur C. Martinez
Steven S Reinemund		Arthur C. Martinez
Chairman of the Board and		Director
Chief Executive Officer
/s/ Indra K. Nooyi		/s/ Robert S. Morrison
Indra K. Nooyi		Robert S. Morrison
Director, President,		Vice Chairman of the Board
and Chief Financial Officer
/s/ Peter A. Bridgman		/s/ Franklin D. Raines
Peter A. Bridgman		Franklin D. Raines
Senior Vice President and Controller (Chief Accounting Officer)		Director
/s/ John F. Akers		/s/ Sharon Percy Rockefeller
John F. Akers Director		Sharon Percy Rockefeller Director
/s/ Robert E. Allen		/s/ Franklin A. Thomas
Robert E. Allen Director		Franklin A. Thomas Director
/s/ Roger A. Enrico		/s/ Cynthia M. Trudell
Roger A. Enrico Director		Cynthia M. Trudell Director
/s/ Peter Foy		/s/ Solomon D. Trujillo
Peter Foy Director		Solomon D. Trujillo Director
/s/ Ray L. Hunt		/s/ Daniel Vasella
Ray L. Hunt Director		Daniel Vasella Director